Exhibit 15.1

January 30, 2013

The Board of Directors

Hertz Global Holdings, Inc.

We are aware of the incorporation by reference in the following Registration Statements of Hertz Global Holdings, Inc.:

(1)                     Registration Statement (Form S-8 No. 333-168808) pertaining to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan,

(2)                     Registration Statement (Form S-8 No. 333-151103) pertaining to the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan and the Hertz Global Holdings, Inc. Employee Stock Purchase Plan,

(3)                     Registration Statement (Form S-8 No. 333-138812) pertaining to the Hertz Global Holdings, Inc. Stock Incentive Plan and the Hertz Global Holdings, Inc. Director Stock Incentive Plan,

(4)                     Registration Statement (Form S-3 No. 333-173125) pertaining to the issuance of Common Stock,

(5)                     Registration Statement (Form S-3 No. 333-159348) pertaining to the issuance of Common Stock and Convertible Debt Securities;

of our report dated November 8, 2012 relating to the unaudited condensed consolidated interim financial statements of Dollar Thrifty Automotive Group, Inc. and subsidiaries that is included in its Form 10-Q for the quarter ended September 30, 2012 and incorporated by reference in this Form 8-K/A of Hertz Global Holdings, Inc.

/s/ Ernst & Young LLP
Tulsa, Oklahoma